LEHMAN BROTHERS HOLDINGS INC.                                  EXHIBIT 99.5
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)
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                                                              Three Months Ended                     Twelve Months Ended
                                                  -------------------------------------------     ---------------------------
                                                    Nov 30          Aug 31         Nov 30           Nov 30          Nov 30
                                                     2003            2003           2002             2003            2002
                                                  ------------    -----------    ------------     ------------    -----------

Investment Banking:
    Debt Underwriting                                    $275           $232            $207             $980           $886
    Equity Underwriting                                   110            119              55              363            420
    Merger and Acquisition Advisory                        92            102             138              379            425
                                                   ------------    -----------    ------------     ------------    -----------
         Total                                            477            453             400            1,722          1,731
                                                  ------------    -----------    ------------     ------------    -----------

Capital Markets:
    Fixed Income                                        1,123          1,191             733            4,391          2,619
    Equities                                              425            476             213            1,627          1,001
                                                  ------------    -----------    ------------     ------------    -----------
         Total                                          1,548          1,667             946            6,018          3,620
                                                  ------------    -----------    ------------     ------------    -----------

Client Services:
    Private Client                                        198            205             171              766            714
     Asset Management                                      75             22              22              141             90
                                                  ------------    -----------    ------------     ------------    -----------
         Total                                            273            227             193              907            804
                                                  ------------    -----------    ------------     ------------    -----------

         Total Net Revenues                            $2,298         $2,347          $1,539           $8,647         $6,155
                                                  ============    ===========    ============     ============    ===========

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